1
                                                     Exhibit 99.1





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:


We are aware that our report dated November 14, 2001 on our review of the condensed consolidated interim financial information of Boston Edison Company for the period ended
September 30, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in Boston Edison's registration statement on Form S-3
(File Nos. 33-57840 and 333-55890).



PricewaterhouseCoopers LLP
Boston, Massachusetts
November 14, 2001